UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 29, 2009

ADVANCED MATERIALS GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-16401	33-0215295
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2364 Merritt Drive, Suite A, Garland, Texas		75041
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (469) 246-4100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

On January 22, 2008, Advanced Materials Group, Inc. (the “Company”) entered into a License Agreement (the “License Agreement”) with Easy Industries, LLC for its Miss Oops line of women’s problem-solving fashion and accessory products.  On June 29, 2009, the Company received notice from Easy Industries, LLC of its intention to terminate the License Agreement.  The Company disputes and intends to contest the basis for such termination.

Item 1.03	Bankruptcy or Receivership

On July 2, 2009, the Company and its wholly-owned subsidiary Advanced Materials, Inc. (“AMI,” and collectively with the Company, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”), in the United States Bankruptcy Court for the Central District of California (the “Bankruptcy Court”) (Case Nos. 8:09-16529 TA and 8:09-16548 TA, respectively).  The Debtors will continue to operate their business as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MATERIALS GROUP, INC.
(Registrant)

By:    /s/ Timothy Busch

July 6, 2009                                    Timothy Busch
(Date)
       Chairman of the Board